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                                                                   EXHIBIT 10(e)

                      1994 HOUSTON INDUSTRIES INCORPORATED
                     LONG-TERM INCENTIVE COMPENSATION PLAN


                                First Amendment


                 Houston Industries Incorporated, a Texas corporation (the "Company"), having established the 1994 Houston Industries Incorporated Long-Term Incentive Compensation Plan, effective January 1, 1994 (the "Plan"), and having reserved the right under Section 12.1 thereof to amend the Plan, does hereby amend the Plan, as follows:

                 1. Section 2.1(c) of the Plan is hereby amended in its entirety to read as follows:

                 "(c)     'Committee' means the Compensation Committee or such
         other committee appointed by the Board to administer this Plan pursuant to Article XI."

                 2. The first two sentences of Section 3.2 of the Plan are hereby amended to read as follows:

                 "The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed Eight Million (8,000,000) shares, subject to adjustment as hereinafter provided. All or any part of such Eight Million shares may be issued pursuant to Stock Awards."

                 3. Section 3.2 of the Plan is hereby amended by adding the following paragraph to the end thereof:

                 "Notwithstanding anything herein to the contrary, no Key Employee may be granted, during any calendar year, (i) Options (including Stock Appreciation Rights) covering, in the aggregate, more than 50,000 shares of Common Stock authorized under the Plan or (ii) Restricted Stock Awards (including 'opportunity shares') covering, in the aggregate, more than 50,000 shares of Common Stock authorized under the Plan, in each case subject to adjustment in the same manner provided in Section 13.3."





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                 4.       The last sentence of Section 5.1(a) of the Plan is
hereby amended to read as follows:

                 "Restricted Stock Awards and the allocation of 'opportunity shares' related to such Restricted Stock Awards shall be made not later than 90 days following the commencement of a Performance Cycle; provided, however, the Committee shall retain discretion to name as a Key Employee to whom a Stock Incentive shall be granted an Employee hired or promoted after the commencement of the Performance Cycle."

                 5. Section 5.2 of the Plan is hereby amended in its entirety to read as follows:

                 "5.2     Performance Objectives:  Each Restricted Stock Award
         shall be subject to the achievement of Performance Objectives by the Company during the Performance Cycle with respect to which the Restricted Stock Award is made. The Committee shall specify in writing the Performance Objectives which are to apply for that Performance Cycle prior to the earlier of (i) 90 days after the commencement of the Performance Cycle or (ii) the elapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain. Performance Objectives may vary among Key Employees and from Performance Cycle to Performance Cycle; provided, however, that the Performance Objectives established in connection with a Restricted Stock Award made after May 9, 1997, shall be based upon targets established by the Committee with respect to one or more of the following financial factors: earnings per share growth, total return ranking among S&P 500 Electric Utilities Panel, and cash return on capitalization ranking among S&P 500 Electric Utilities Panel. The degree to which the Company achieves such Performance Objectives shall serve as the basis for the Committee's determination of the portion of a Key Employee's Restricted Stock Award which shall become vested by reason of the lapse of the restrictions set forth in Article VI and the number of 'opportunity shares,' if any, which shall be awarded.

                          The Committee will certify in writing, prior to payment of the Restricted Stock Awards, that the applicable Performance Objectives and any other material terms were satisfied. The Committee in its sole discretion may decrease a Restricted Stock Award, but in no event shall the Committee have discretion to increase a Restricted Stock Award in a manner such that the exception for qualified performance-based compensation under Code Section 162(m).
         In interpreting Plan provisions applicable to Performance Objectives and Restricted Stock Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) applicable to qualified performance-based compensation, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions."





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                 6.       The first sentence of Section 11.1 of the Plan is
hereby amended to read as follows and the second sentence of such Section is deleted:

                 "This Plan shall be administered solely by the Compensation Committee of the Board of Directors or such other committee of the Board as the Board shall designate to administer the Plan."

                 IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers, the 5th day of June, 1997, but effective as of May 9, 1997.


                                       HOUSTON INDUSTRIES INCORPORATED



                                       By  /s/ R. S. LETBETTER
                                           -----------------------------------
                                           R. S. Letbetter
                                           President and Chief Operating Officer

ATTEST:

/s/ R. B. DAUPHIN
--------------------------------
Richard B. Dauphin
Assistant Corporate Secretary





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